Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

BIT Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.00005 per share(2)		(3)
	Equity	Preferred shares		(3)
	Debt	Debt Securities		(3)
	Others	Warrants		(3)
	Others	Units		(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		(3)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	—	—	$222,295,700(4)	—	—	Form F-3	333-258329	May 17, 2022	$20,606.81
	Total Offering Amounts					$222,295,700		US$20,606.81
	Total Fees Previously Paid							US$20,606.81
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside of the United States. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.
(2)	Includes Class A ordinary shares represented by American Depositary Shares, or ADSs. Each ADS represents the right to receive 100 Class A ordinary shares. The ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (Registration Nos. 333-192259 and 333-267548).
(3)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$222,295,700 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(4)	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $250,000,000 pursuant to a registration statement on Form F-3 (File No. 333-258329) initially filed with the Securities and Exchange Commission on July 30, 2021 and declared effective on May 17, 2022 (the “Expiring Registration Statement”) and, in connection therewith, paid a filing fee of $26,251.16. Of such securities, an aggregate of $222,295,700 remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $20,606.81 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement.